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                                                                    Exhibit 10.2

DATED                                                               1 MARCH 2005

                DEED OF VARIATION TO EXECUTIVE SERVICE AGREEMENT

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                                                                    Exhibit 10.2

THIS DEED IS MADE THE 1ST   DAY OF MARCH 2005

BETWEEN:

(1) INSIGHT DIRECT (UK) LIMITED a company registered in England with number 2579852 whose registered office is at Technology Building, Insight Campus, Terry Street Sheffield S9 2BU ("Company"); and

(2)   STUART FENTON of 9 St Nicholas Crescent Pyrford Surrey GU22 8TD
      ("Executive").

      Company and Executive are parties to that certain Executive Service Agreement between Company and Executive made the 12th day of September 2002 (the "Original Agreement").

THE PARTIES AGREE as follows:

1.    DEFINITIONS

      In this agreement capitalized terms shall have the meanings given them in the Original Agreement unless the context otherwise requires.

2.    COMMENCMENT

      The amendments to the Original Agreement set out in this Deed shall be deemed to take effect from 1st July 2004.

3.    AMENDMENT

      Clause 6.3 of the Original Agreement shall be deleted in its entirety and replaced by the following wording:

      The Executive may, at the discretion of the Company, receive a bonus from time to time. Any bonus will be paid in accordance with and subject to the bonus provisions determined from time to time by and at the absolute discretion of the President IEI or the Chief Executive Officer of Insight Enterprises, Inc. ("IEI"). Up to 30 June 2004, the Executive shall be paid a bonus equal to two percent (2%) of the quarterly profit after tax ("Net Earnings") of the Insight UK operating segment (as that term is used by IEI in its filings with the United States Securities and Exchange Commission) as calculated in accordance with IEI's accounting policies. From and after 1 July 2004, the Executive shall be paid a bonus equal to two percent (2%) of the quarterly Net Earnings of the Insight UK operating segment, as calculated in accordance with IEI's accounting policies with such amount increased or decreased, as applicable, for any adjustments pertaining to

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                                                                    Exhibit 10.2

      the Insight UK operating segment which are reflected in the tabular reconciliation of financial measures prepared in accordance with United States generally accepted accounting principles ("GAAP") to non-GAAP financial measures in the quarterly press releases of the results of operations of IEI. The accounting policies used in calculating Net Earnings shall be consistent with the accounting policies applied to the direct marketing subsidiaries of IEI. This bonus shall be subject to and conditional upon the quarterly Net Earnings of the Insight UK operating segment being equal to or greater than at least 80% of the trailing four
      (4) quarters' average (from and after 1 July 2004, for the purpose of this bonus calculation, historical periods shall be adjusted in the same manner as current periods). This bonus shall be calculated by the Company and paid quarterly in arrears. The President IEI or the Chief Executive Officer of IEI may vary any bonus scheme, at his or their sole discretion, on 30 days notice.

4.    NO OTHER AMENDMENTS

      All other terms and conditions of the Original Agreement shall remain in full force and effect without amendment.

EXECUTED AS A DEED BY THE PARTIES SIGNING BELOW

SIGNED as a DEED for and on behalf of  )
INSIGHT DIRECT (UK) LIMITED            )

/s/ Peter Richardson

SIGNED and DELIVERED as a DEED         )
by STUART FENTON                       )    /s/ Stuart Fenton
in the presence of:                    )

Witness
Signature:        /s/ Suzanne Morris

Witness
Name:             Suzanne Morris

Witness
Address:

Witness
Occupation:

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